Exhibit 10.1

Execution Version

MUTUAL TERMINATION AGREEMENT AND RELEASE

This MUTUAL TERMINATION AGREEMENT AND RELEASE dated as of October 1, 2007 (this “Agreement”) is made and entered into by and among Axio Holdings LLC, a Delaware limited liability company (“Newco”), Axio Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Newco (“Merger Sub”), Acxiom Corporation, a Delaware corporation (“Company”), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership (“ValueAct”), Silver Lake Partners II, L.P., a Delaware limited partnership (“SLP II”), Silver Lake Partners III, L.P., a Delaware limited partnership (“SLP III”, and together with SLP II, “Silver Lake”), and UBS Loan Finance LLC, UBS Securities LLC, Morgan Stanley Senior Funding, Inc. and Morgan Stanley & Co. Incorporated (the “Bank Parties”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.” Unless defined herein, capitalized terms have the meaning given them in the Merger Agreement (as defined below).

WHEREAS, the Company, Newco and Merger Sub entered into an Agreement and Plan of Merger dated as of May 16, 2007 (the “Merger Agreement”) pursuant to which, subject to the terms and conditions stated therein, Merger Sub was to merge with and into Company and Company was to continue as the surviving corporation and a wholly-owned subsidiary of Newco (the “Merger”);

WHEREAS, (a) contemporaneously with the execution of the Merger Agreement, (i) the Company and ValueAct entered into the Voting Agreement, (ii) each of Silver Lake and ValueAct entered into a Guarantee, (iii) each of SLP II and ValueAct entered into an Equity Commitment Letter, and (iv) each of Newco, the Bank Parties and Bank of America, N.A. and Banc of America Securities LLC entered into (A) a Bank Facilities Commitment Letter, as amended and restated as of June 19, 2007 (the “Commitment Letter”) and (B) a Bank Facilities Fee Letter, as amended and restated as of June 19, 2007 (such Agreements listed in (i) through (iv), the “Ancillary Agreements”) and (b) on September 5, 2007, SLP II and SLP III entered into a letter agreement whereby SLP III formalized its prior agreement with SLP II to assume 85% of SLP II’s obligations under its Equity Commitment Letter, which letter agreement for the avoidance of doubt shall not be affected by this Agreement and shall remain in place between SLP II and SLP III;

WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Newco and Company; and

WHEREAS, each of Newco and Company have agreed to terminate the Merger Agreement, and each of the parties to each of the Ancillary Agreements have agreed to terminate such agreements, in each case, as and to the extent provided herein and release each other from all duties, rights, claims, obligations and liabilities arising from, in connection with, or relating to, the Merger Agreement and the Ancillary Agreements, all as and to the extent provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Termination of Merger Agreement and Other Agreements.

(a) In consideration of the agreements made by the Company under this Agreement, Silver Lake and ValueAct, shall pay, or cause to be paid, to the Company an aggregate amount of $65,000,000.00 (collectively, the “Payment”) no later than 5:00 p.m. Central Daylight Time on October 31, 2007 (the “Payment Time”), with Silver Lake paying, or causing to be paid $32,500,000.00 and ValueAct paying, or causing to be paid $32,500,000.00. As evidence of such payment, Silver Lake shall, concurrently with the execution of this Agreement, enter into a promissory note in the form attached hereto as Annex A (the “Silver Lake Promissory Note”), which promissory note is in the principal amount of $32,500,000.00 and ValueAct shall, concurrently with the execution of this Agreement, enter into a promissory note in the form attached hereto as Annex B (the “ValueAct Promissory Note” and together with the Silver Lake Promissory Note, the “Promissory Notes”), which promissory note is in the principal amount of $32,500,000.00 (such that the aggregate payment to the Company by Silver Lake and ValueAct pursuant to the terms of the Promissory Notes shall equal the amount of the Payment plus accrued interest thereon, if any). No later than the Payment Time, Silver Lake and ValueAct shall, in accordance with the terms of the Promissory Note, pay, or cause to be paid, the Payment to the Company by wire transfer of immediately available funds to an account specified in writing by the Company.

(b) The parties agree that, effective immediately, (a) the Merger Agreement is hereby terminated pursuant to Section 8.1(a) of the Merger Agreement and (b) the Ancillary Agreements (other than those provisions of the Commitment Letter which by their terms survive the termination of the Commitment Letter) are hereby terminated, and none of such agreements (other than those provisions of the Commitment Letter which by their terms survive the termination of the Commitment Letter) will be of any further force or effect as of the date hereof, including, without limitation, with respect to the provisions (other than such provisions of the Commitment Letter) of those agreements which by their terms would otherwise have survived the termination of such agreements.

(c) The Parties acknowledge that the Company and ValueAct previously executed a letter agreement dated April 24, 2007 (the “Confidentiality Agreement”) and that Silver Lake Management Company, L.L.C. executed a joinder agreement to the Confidentiality Agreement dated May 1, 2007 (together, the “Confidentiality Documents”). Notwithstanding the termination of the Merger Agreement, the Confidentiality Documents will continue in full force and effect in accordance with their terms, except that such Confidentiality Documents are hereby deemed to be amended to provide that both Silver Lake and ValueAct can and shall place, in escrow with their respective outside legal counsel, (i) all Proprietary Information (as defined in the Confidentiality Documents) received by it or any Related Parties (as defined below) from the Company, (ii) all analyses, compilations, summaries, studies and other materials prepared by it based in whole or in part on, or otherwise containing or reflecting any of the Proprietary Information, and (iii) all third party reports that came into possession of, that were purchased by or that were otherwise obtained by Silver Lake and ValueAct in connection with the transactions contemplated by the Merger Agreement; provided, however, that with respect to any third party report referred to above, Silver Lake and ValueAct shall transfer to the Company all ownership rights in and to such third party report (subject to the receipt of any third party consent necessary to transfer such ownership rights). Each of Silver Lake and ValueAct agree to use their reasonable best efforts to obtain any third party consent necessary for such Party to transfer the ownership rights referred to in the foregoing sentence; provided that neither Silver Lake nor ValueAct shall be required to pay any fees to any third party to obtain any such third party consent. Silver Lake and ValueAct further agree that with respect to the foregoing, any documents and information placed in escrow shall only be released from escrow if requested pursuant to, or required by, applicable law or regulation, or by legal or regulatory process (a “Regulatory Request”) and in such event, Silver Lake and ValueAct shall provide reasonable advance notice to the Company prior to any such release; provided, that in the event that any documents or information placed in escrow are released therefrom pursuant to a Regulatory Request, any and all released documents or information shall be accompanied by a written notice delivered to the receiving party informing such party that the documents and information are subject to the Confidentiality Documents; and provided further, that each of Silver Lake and ValueAct shall cooperate with the Company in any attempt by the Company to seek relief to keep such documents and information confidential.

(d) The Company and ValueAct acknowledge that the Company and VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P. and ValueAct Capital Management, LLC, previously executed an Agreement, dated August 5, 2006, as amended by Amendment No. 1 and Amendment No. 2 (the “Standstill Agreement”). Notwithstanding the termination of the Merger Agreement, the Standstill Agreement will continue in full force and effect in accordance with its terms.

(e) The Company and ValueAct acknowledge that the Company and Jeffrey W. Ubben previously executed an Indemnity Agreement, dated August 5, 2006 (the “Indemnity Agreement”). Notwithstanding the termination of the Merger Agreement, the Indemnity Agreement will continue in full force and effect in accordance with its terms.

2. Mutual Release.

(a) Each Party, for and on behalf of itself and its Related Parties (other than its agents, representatives, advisors and shareholders unless such agent, representative, advisor or shareholder falls within another category of a Related Party), does hereby unequivocally release and discharge, and hold harmless, each other Party and any of their respective former, current or future officers, directors, agents, advisors, representatives, managers, members, partners, shareholders, employees, Subsidiaries, Affiliates (including, without limitation, controlling persons), employees of Affiliates, principals, and any heirs, executors, administrators, successors or assigns of any said person or entity (the “Related Parties”), from any and all actions, causes of action, choses in action, cases, claims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and liabilities whatsoever, in law, equity or otherwise, whether made directly or derivatively (collectively, “Actions”), that in any way arises from or out of, are based upon, or are in connection with or relate to: the Merger Agreement or the Ancillary Agreements or the transactions contemplated thereby; any breach, non-performance, action or failure to act under the Merger Agreement, the Ancillary Agreements or in connection therewith; the events leading to the abandonment of the Merger and the termination of the Merger Agreement and the Ancillary Agreements; any transaction or potential transaction involving the sale of the Company; or any press release, public disclosure or private communication relating to the Merger Agreement or the Ancillary Agreements or the transactions contemplated thereby that has been released, disclosed or communicated in the past or is to be released, disclosed or communicated in connection with the execution of this Agreement, including but not limited to the press release described in Annex C hereto, or in connection with any such press release, public disclosure or private communication that is released, disclosed or communicated in the future provided it is done in compliance with Sections 4 and 5 of this Agreement, in each case, which have been asserted against a Party or any of its Related Parties or which, whether currently known or unknown, such Party or its Related Parties, or any successors or assigns of any said Persons, ever could have asserted or ever could assert, in any capacity, against the other Parties or their respective Related Parties, in any capacity, relating to any claims, or any transactions and occurrences from any time in connection with the foregoing (collectively, the “Released Claims”); provided, however, (i) no Party shall be released from any breach of this Agreement and no Party shall be released from its obligations under the Promissory Note executed by such Party, (ii) unless otherwise provided hereunder, no party to the Confidentiality Documents shall be released from any Actions which may arise thereunder, (iii) no party to the Standstill Agreement shall be released from any Actions which may arise thereunder, and (iv) no party to the Indemnity Agreement shall be released from any Action which may arise thereunder; provided further, that any Actions which may arise in accordance with preceding clauses (i), (ii), (iii) and (iv) are explicitly excluded from the definition of Released Claims.

(b) It is understood and agreed that the preceding paragraph is a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of the Parties and their Related Parties relating to or arising out of the Merger Agreement, the Ancillary Agreements and the transactions contemplated by any of such agreements. Therefore, each of the Parties expressly waives any rights it may have under statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other. In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(c) California Civil Code Section 1542. Each Party acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each Party, being aware of said code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect, with respect to any other Party and its Related Parties under the Merger Agreement and each of the Ancillary Agreements; provided, however, that no Party releases any other Party or its Related Parties from any obligations, liabilities or claims arising under any representation or warranty, or in connection with the performance of any covenant or obligation, under this Agreement or, unless otherwise provided hereunder, the Confidentiality Documents.

3. Covenant Not to Sue. Each Party, on behalf of itself and its Related Parties, hereby covenants to each other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including a third party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 3 shall survive this Agreement indefinitely regardless of any statute of limitations.

4. Nondisparagement.

(a) Other than as reasonably necessary in connection with any bona fide dispute among the Parties, to respond in an appropriate manner to any legal process or to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or deliberations of the board of directors of the Company, each Party agrees that for a period of three (3) years after the date hereof, such Party will not directly (or through any other Person) make any public statements or any private statements (whether orally or in writing) that disparage, denigrate or malign the other Parties or their respective Related Parties concerning the subject matter of this Agreement, the Merger Agreement and the Ancillary Agreements or the business or practices of the other Parties hereto.

(b) Without limiting the generality of Section 4(a), no Party shall make any statement to the effect that the parties concluded that, or that the Merger Agreement was terminated because of, the occurrence of a Company Material Adverse Effect or any breach of the Merger Agreement.

(c) Nothing contained in this Section 4 shall prohibit a Party from making any public or private statement (whether orally or in writing), with respect to this Agreement, the Merger Agreement or the Ancillary Agreements that is factually accurate.

(d) Notwithstanding the foregoing provisions of this Section 4, this Section 4 shall not apply to (i) research reports or analyst statements or (ii) other disclosures made by the Bank Parties or their respective Related Parties required to satisfy applicable legal, fiduciary or regulatory requirements.

5. Publicity. Before the opening of the NASDAQ Global Select Market on October 1, 2007, the Company shall issue the mutually agreed-upon press release attached hereto as Annex C (the “Initial Release”). Except as required by law or applicable listing agreement with a stock exchange on which such Party’s securities are traded, no Party shall make any public announcement or statement relating to the termination of the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby prior to the issuance of the Initial Release. The Parties agree that any public statements made by them regarding the termination of the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby shall be consistent with the Initial Release. Except as required by law or applicable listing agreement with a stock exchange on which such Party’s securities are traded, no Party shall issue any other press release or other public announcement relating to the termination of the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby, provided, that, subject to Section 4, (A) each Party may comment generally in response to inquiries from the press and in other public speaking engagements, (B) each of Silver Lake and ValueAct may communicate with their limited partners, including in a written announcement thereto, in connection with this Agreement, (C) the Company may communicate with its employees and customers, including in a written announcement thereto and (D) notwithstanding the foregoing provisions of this Section 5, this Section 5 shall not apply to (i) research reports or analyst statements or (ii) other disclosures made by the Bank Parties or their respective Related Parties required to satisfy applicable legal, fiduciary or regulatory requirements.

6. Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a) Such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and is in good standing in such jurisdiction.

(b) Such Party has all requisite legal and corporate power and authority to execute, deliver and perform the obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance on behalf of itself and its Related Parties.

(c) This Agreement constitutes a valid and binding obligation of such Party and its Related Parties (as applicable), enforceable against such Party and such Related Parties in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement do not: (i) conflict with, or result in a violation or breach of, any provision of its or its Related Parties’ (as applicable) charter or bylaws (or equivalent organizational documents), (ii) conflict with, or result in any violation or breach of, or constitute (with our without notice of lapse of time, or both) a default under or require a consent or waiver under, any of the terms, conditions or provisions of any contractual restriction binding on such Party or such Party’s Related Parties (as applicable) or affecting such Party or such Party’s Related Parties (as applicable) or any of their assets; or (iii) conflict with or violate any order or judgment of any court or other agency of government applicable to such Party or such Party’s Related Parties (as applicable) or any of their assets.

(e) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(f) Each Party’s and its Related Parties’ (as applicable) obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

In addition, each of ValueAct and Silver Lake represent and warrant to the other Parties that such Party is solvent, has sufficient assets and prior to October 31, 2007 will be entitled to receive the requisite funds to fulfill such Party’s financial obligations pursuant to this Agreement and the Promissory Note of such Party.

7. Judgments. The releases provided by the Parties hereto (other than the Bank Parties) and their respective Related Parties, to the Bank Parties and their Related Parties shall relieve the Bank Parties and their Related Parties from liability to make contribution to any party to the Commitment Letter that is not a Bank Party or their Related Parties and affiliates (a “Non-Party”) on any claims (“Claims”) by any Party hereto (other than the Bank Parties) or its Related Parties (a “Claimant”) against a Non-Party that would have been Released Claims under this Agreement if such Non-Party had been a Party; provided, however, that any judgment obtained by any Claimant against any Non-Party on any Claims shall be reduced pursuant to 10 Del. C. section 6304 by the aggregate pro rata share of the Bank Parties and their Related Parties of the Claimant’s damages recoverable against such Non-Party. Notwithstanding the foregoing, nothing in this Section 7 shall obligate the Company to make any payment to any of the Bank Parties.

8. Waiver. Any term of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be a waiver of any other term or condition nor construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by any laws or otherwise afforded, will be cumulative and not alternative.

9. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of any laws. Subject to the preceding sentence and Section 12 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and assigns.

11. Entire Agreement. This Agreement supersedes all prior discussions, representations, warranties and agreements, both written and oral, among the Parties with respect to the subject matter hereof, and contains the sole and entire agreement among the Parties with respect to the subject matter hereof. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement. Notwithstanding the foregoing, this Agreement does not terminate the Confidentiality Documents.

12. Third Party Beneficiaries. Each Party acknowledges and agrees that each Party’s Related Parties are express third party beneficiaries of the releases of such Related Parties contained in Section 2 and covenants not to sue such Related Parties in Section 3 of this Agreement and are entitled to enforce rights under such sections to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement.

13. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

14. Invalid Provisions. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision. Notwithstanding anything in this Agreement to the contrary, if for any reason any of the releases by one Party of an other Party contained in Section 2 of this Agreement are avoided, nullified or otherwise rendered ineffective, then all releases in Section 2 of this Agreement from such other Party to the first Party shall also be rendered invalid and unenforceable.

15. Injunctive Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specified terms or was otherwise breached and that money damages would not be an adequate remedy for any breach of this Agreement. It is accordingly agreed that in any proceeding seeking specific performance each of the Parties will waive the defense of adequacy of a remedy at law. Each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

16. Governing Law. This Agreement shall be interpreted under the laws of the State of Delaware without reference to Delaware conflicts of law provisions.

17. Consent to Jurisdiction. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon, arising out of, or relating to this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each Party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

18. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

20. Cooperation. The Parties (other than the Bank Parties) shall cooperate with each other and promptly prepare and file all necessary documentation to withdraw all applications, notices, petitions and filings made with, and shall use their reasonable efforts to terminate any proceedings before, any Governmental Entity, including, without limitation the SEC, in connection with the Merger Agreement.

IN WITNESS WHEREOF, the Parties have caused this Mutual Termination Agreement and Release to be duly executed as of the date first above written by their respective officers duly authorized.

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Officer

AXIO HOLDINGS LLC

By:	/s/ Jeffrey W. Ubben
Name:	Jeffrey W. Ubben
Title:	President

AXIO ACQUISITION CORP.

By:	/s/ Jeffrey W. Ubben
Name:	Jeffrey W. Ubben
Title:	President

VALUEACT CAPITAL MASTER FUND, L.P.

By:	/s/ Jeffrey W. Ubben
Name:	Jeffrey W. Ubben
Title:	Managing Member

SILVER LAKE PARTNERS II, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

By:	SILVER LAKE GROUP, L.L.C., its Managing Member

By:	/s/ David Roux
Name:	David Roux
Title:	Managing Member

SILVER LAKE PARTNERS III, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES III, L.P., its General Partner

By:	SLTA III (GP), L.L.C., its General Partner

By:	SILVER LAKE GROUP, L.L.C., its Managing Member

By:	/s/ David Roux
Name:	David Roux
Title:	Managing Member

UBS LOAN FINANCE LLC

By:	/s/ Jesse Latham
Name:	Jesse Latham
Title:	Director

By:	/s/ Barbara Wang
Name:	Barbara Wang
Title:	Director and Counsel

UBS SECURITIES LLC

By:	/s/ Jesse Latham
Name:	Jesse Latham
Title:	Director

By:	/s/ Barbara Wang
Name:	Barbara Wang
Title:	Director and Counsel

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Christian Briggs
Name:	Christian Briggs
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Christian Briggs
Name:	Christian Briggs
Title:	Executive Director